EXHIBIT 16.1

Date: Fri, 2 Oct 2009 12:19:15 -0700
Subject: GMVW engagement letter and draft Form 8-K
From: dcalabria@mac.com
To: lindah@mooreaudits.com; mikem@mooreaudits.com
CC: hariton@sprynet.com

Linda/Michael:

Please find attached a draft 8-K which requires your signature on Exhibit 16.1 and return to me. Also, please be advised that GMV Wireless has dismissed Moore & Associates as its auditor and will be working with a pcoab approved firm.

Don Calabria

From: don calabria [mailto:dcalabria@mac.com]

Sent: Saturday, October 03, 2009 10:10 AM

To: Tony Li; Frank Hariton

Subject: FW: GMVW engagement letter and draft Form 8-K

Tony:

We have heard from Michael Moore. Please see below and add to 8k
------ Forwarded Message
From: Mike Moore <mikejmoore@hotmail.com>
Date: Fri, 02 Oct 2009 13:48:58 -0700
To: <dcalabria@mac.com>, Linda Harper <lindah@mooreaudits.com>, <mikem@mooreaudits.com>
Cc: <hariton@sprynet.com>
Subject: RE: GMVW engagement letter and draft Form 8-K

Please forgive me, But

On advice of Counsel, I will Not be issuing any 16.1 Letters

Please Indicate as such in your 8-k

Sincerely

MIKE J. MOORE, MBA, CPA, PFS

MOORE & ASSOCIATES, CHTD.

MJ MOORE & COMPANY, LLC

MOORE & ASSOCIATES, LLC

(Consulting & Resident Agent Firm)

6490 W. DESERT INN ROAD

LAS VEGAS, NV 89146

PHONE 702-253-7499  FAX 702-253-7501